UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 6723

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On October 5, 2018 (the “Closing Date”), Propanc Biopharma, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”) pursuant to which the Investor committed to purchase up to $10,000,000 (the “Maximum Amount”) of the Company’s common stock (the “Financing”). On the Closing Date, the Company issued 3,850,597 shares of the Company’s common stock to the Investor as a commitment fee (the “Commitment Shares”), which are subject to a lock-up/leak-out limitation as described below. In connection with the Financing, on the Closing Date, the Company and the Investor also entered into a Registration Rights Agreement (the “Registration Rights Agreement”, and together with the Purchase Agreement, the “Transaction Documents”).

Upon filing and effectiveness of the Company’s Registration Statement on Form S-1 and provided other closing conditions are met, from time to time over the term of the Purchase Agreement, the Company shall have the right, but not the obligation, to direct the Investor to purchase shares of the Company’s common stock (the “Put Shares”) in a maximum amount of $1,000,000, provided that the number of Put Shares shall not exceed 250% of the Average Daily Trading Volume (as defined in the Purchase Agreement). At any time and from time to time during the 3-year term of the Purchase Agreement (the “Commitment Period”), the Company may deliver a notice to Investor (the “Put Notice”) and shall deliver the Put Shares to Investor via DWAC (as defined in the Purchase Agreement) within two trading days. The purchase price (the “Purchase Price”) for the Put Shares shall equal 87.5% of the one lowest daily volume weighted average price on the Principal Market (as defined in the Purchase Agreement) (as reported by Bloomberg Finance L.P.) during the five trading days immediately following the date the Investor receives the Put Shares via DWAC associated with the applicable Put Notice (the “Valuation Period”). The closing of a Put Notice shall occur within one trading day following the end of the respective Valuation Period, whereby (i) the Investor Shall deliver the Investment Amount (as defined below) to the Company by wire transfer of immediately available funds and (ii) Investor shall return surplus Put Shares if the value of the Put Shares delivered to the Investor causes the Company to exceed the maximum commitment amount. The Company shall not deliver another Put Notice to Investor within ten trading days of a prior Put Notice. The “Investment Amount” means the aggregate Purchase Price for the Put Shares purchased by the Investor, minus clearing costs payable to the Investor’s broker or to the Company’s transfer agent for the issuance of the Put Shares (the “Clearing Costs”).

The right of the Company to issue and sell the Put Shares to the Investor is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) the Company’s Registration Statement on Form S-1 registering for resale by the Investor of the Put Shares and Commitment Shares (the “Registration Statement”) being declared effective by the U.S. Securities and Exchange Commission, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the Purchase Agreement in all material respects, (iv) no suspension of trading or delisting of common stock, (v) limitation of the Investor’s beneficial ownership to no more than 9.99%, (vi) the Company maintaining its DWAC-eligible status, (vii) the Company maintaining a sufficient share reserve, and (viii) the minimum pricing for the Put Shares must exceed $0.0001.

Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file the Registration Statement by January 5, 2019.

The Investor agreed, for a period of 180 days from the Closing Date, not to sell, on any given day, a number of Commitment Shares that exceeds the greater of (i) 5% of the average daily trading volume of the Company’s shares of common stock for the period ended one trading day prior to the date of such sale, as reported on the Principal Market; and (ii) such number of Commitment Shares that equals (x) $5,000, divided by, (y) the closing price of the Company’s shares of common stock one trading day prior to the date of such sale, as reported on the Principal Market.

Effective as of the Closing Date, the Company reserved 462,071,621 shares of its common stock from its authorized and unissued shares of common stock to provide for all issuances of shares of common stock under the Transaction Documents (in the event that the Company issues and sells the Put Shares up to the Maximum Amount) and is required to reserve and keep available out of its authorized and unissued shares of common stock a number of shares of common stock at least three times the number of shares of common stock obtained by dividing the remaining balance on the maximum commitment amount by the Purchase Price.

While the Company has the obligation to maintain such reserve while the Purchase Agreement is effective, the Company does not have the obligation to sell any Put Shares to the Investor. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the date hereof to the end of the Commitment Period.

The Transaction Documents contain customary affirmative and restrictive covenants and representations and warranties, as well as customary indemnification obligations by each party.

With regard to the purchase and resale of the Put Shares, the Investor is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any broker-dealers or agents that are involved in resales of the Put Shares may be deemed “underwriters.” The Company will receive net proceeds from the sale of the Put Shares directly to the Investor pursuant to the Purchase Agreement, however, the Company will not receive any proceeds from the resale of the Put Shares by the Investor thereafter.

The Transaction Documents contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investor, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such documents, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is only a summary of the material terms of such agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Commitment Shares were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*	Equity Purchase Agreement, dated October 5, 2018, by and between the Company and the Investor.
10.2*	Registration Rights Agreement, dated October 5, 2018, by and between the Company and the Investor.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
Dated: October 10, 2018	Title:	Chief Executive Officer and Chief Financial Officer